EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 25, 2010 relating to the financial statements and financial statement schedule, which appear in Madison Gas and Electric Company's Annual Report on Form 10-K for the year ended December 31, 2009. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts

December 22, 2010